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                                                                EXHIBIT 10.37

                             AIRCRAFT LEASE NO. 1



  THIS LEASE made as of the 31st day of October, 1994 ("Lease") by and between AIR SOUTH, INC., an Illinois corporation having its principal offices located at 1800 St. Julian Place, Columbia, South Carolina, U.S.A. 29204 ("Lessee") and MIMI LEASING CORP., an Iowa corporation having offices at 600 Sunset Ridge, Dubuque, Iowa 52003 ("Lessor").

  WHEREAS Lessor is willing to acquire on behalf of and to lease to Lessee the Boeing 737 S/N 19607 (the "Aircraft") more particularly described on Schedule 1 hereto (the "Lease Schedule"); and

  WHEREAS Lessee has agreed to lease said Aircraft pursuant to the terms of this Lease Agreement.

  Now, THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

  1. Lease of the Aircraft. Subject to the terms and conditions contained herein, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, for the Lease Term (as defined hereinafter), the Aircraft described in the Lease Schedule. Capitalized terms used herein and not otherwise defined are used as defined in the Schedule.

  2. Delivery and Acceptance of Aircraft; Aircraft Improvements. (a) Lessor and Lessee acknowledge that Lessee has received a letter of intent (the "Letter of Intent") dated October 28, 1994 from Great Western Leasing Corporation ("Seller"), a copy of which is attached hereto as Exhibit A, pursuant to which Seller has agreed to sell the Aircraft to Lessee on the terms and conditions set forth in said Letter of Intent, all of which interest under the Letter of Intent, Lessee agrees to assign to Lessor. Subject to the terms and conditions hereinafter set forth:

                (i) On or before November 30, 1994, Lessor agrees, subject to performance by Seller under the Purchase Agreement attached to the Letter of Intent or such other definitive purchase agreement acceptable to Lessor and Seller (the "Purchase Agreement") and subject to execution by Lessee's representative of the Delivery and Acceptance Certificate referred to in clause (b) below, to accept delivery from Seller under the Purchase Agreement of, and to make payment of the sum of $850,000 to Seller in payment for, the Aircraft and



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simultaneously lease the Aircraft to the Lessee hereunder, and Lessee agrees to lease from the Lessor hereunder the Aircraft delivered by Seller under the Purchase Agreement; and

                        (ii) Lessor hereby authorizes one or more persons designated by Lessee, who shall be an employee or employees of the Lessee, as the authorized representative or representatives of the Lessor, to accept delivery of the Aircraft by executing and delivering a Delivery and Acceptance Certificate substantially in the form of Exhibit B hereto. The date of execution of such Delivery and Acceptance Certificate being hereinafter referred to as the "Delivery Date". Lessee hereby agrees that execution and delivery of such Delivery and Acceptance Certificate by such authorized representative or representatives of Lessee shall, without further action, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Lease, and the Aircraft is considered to be in service.

                 (b) Lessor and Lessee also acknowledge that promptly following the Delivery Date, Lessee intends to contract with one or more third parties to make the improvements to the Aircraft described in Exhibit C hereto (the "Improvements"). Subject to the terms and conditions of this Agreement:

                        (i) Lessor consents to the Improvements, and agrees to pay up to a maximum of $525,000 to third party vendors in payment for such Improvements, promptly upon receipt of such invoices from Lessee together with Lessee's written direction to make such payments; and

                        (ii) Lessee hereby agrees that execution and delivery of Lessee's written direction to pay such invoice or invoices shall, without further action, irrevocably constitute Lessee's acceptance of the Improvements for all purposes of this Lease and that Lessor shall have no further responsibility for, nor shall Lessor make any representation or warranty to Lessee in respect of, such Improvements.

         3.   Term.

                 (a) Base Term. The term of this Lease ("Lease Term") shall be as specified in the Lease Schedule and shall commence on the Delivery Date.

                 (b) Renewal Options. So long as no Event of Default (or event which with notice and/or lapse of time would constitute an Event of Default) exists, Lessee shall have the option at the expiration of the Lease Term to extend the Lease Term for three (3) additional periods of twelve (12) months each at the same rent in effect at the time of such renewal and otherwise on the same terms and conditions. Such option shall automatically



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expire unless Lessee shall provide Lessor with written notice of its irrevocable election to exercise the same at least thirty (30) days prior to the expiration of the Lease Terms.

                 (c) Noncancellable. Neither Lessor nor Lessee may terminate this Lease before the end of the Lease Term (as same may have been extended pursuant to Section 3(b) above), except as may otherwise be expressly provided herein.

4.        Rent.  Lessee shall pay to Lessor the following:

                 (a) Fixed Rent. Commencing on November 30, 1994 (for the month of November 1994), Lessee shall pay Lessor in arrears on the last day of each and every calendar month during the Lease Term (each a "Rental Payment Date"), as rent for the immediately preceding month, a base monthly rental for the Aircraft (the "Fixed Rental") in the amount of the Fixed Rental specified on Schedule 1 hereto; provided, however, that if the Delivery Date occurs after October 31, 1994, the Fixed Rental for the month of November and the last month of the Lease Term (as the same may have been extended pursuant to Section 3(b) above) shall be prorated on a daily basis at the rate of one-thirtieth (1/30th) of the Fixed Rental per day. All payments of Fixed Rentals shall be made by wire transfer to Lessor's account number 16-451-8 at Hawkeye Bank of Dubuque N.A. ("Bank").

                 (b) Reserve Payments. In addition to the Fixed Rentals, Lessee shall establish and make payments monthly into an Engine maintenance and Auxiliary Power Unit ("APU") reserve account (the "Reserve Account") established by Lessee at Bank to be used to cover the cost of maintaining and repairing the Engines and APU in accordance with the following:

                       (i) Within ten (10) days after the end of each month during the Lease Term, Lessee shall compute the flight hours accumulated on the Aircraft's engines and APU during the immediately preceding month and shall prepare and send to Lessor a report in the form of Exhibit D showing such accumulated flight hours, together with evidence of Lessee's payment into the Reserve Account of an amount equal to $50.00 per accumulated flight hour shown on such report (each, a "Reserve Payment"), up to a maximum of $250,000 per engine and $500,000 in the aggregate at any time during the Lease Term;

                       (ii) During the Lease Term, Bank shall make payments from the Reserve Account upon receipt of written signatures of [A] Lessor and Lessee, jointly, or [B] following the occurrence of an Event of Default, Lessor only;

                       (iii) Lessee agrees to use the Reserve Account to pay all costs associated with maintaining the Aircraft's Engines and APU or their then current replacements in accordance with the



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terms of this Lease, and any balance remaining in the Reserve Account at the expiration of the Lease Term (as extended pursuant to Section 3(b) hereof) shall be remitted to Lessee so long as no Event of Default (or event which with notice or lapse of time would constitute an Event of Default) then exists;

                        (iv) Lessor agrees to approve payments to third party vendors from the Reserve Account referred to in Section 4(b)(ii) within two (2) business days of receipt by Lessor of Lessee's written request therefor; and

                         (v)      Lessor and/or the Bank may, in their
discretion, take a security interest in the Reserve Account, and Lessee agrees to cooperate in executing such security agreement and U.C.C.-l financing statements as shall be necessary to perfect such security interest and use its best efforts to secure the consent of the County of Lexington under its Loan Agreement with Lessee to the grant by Lessor of such security interest.

                 (c) Aggregate Rentals. The sum of the Fixed Rentals, the Reserve Payments and all other charges, payments and indemnities due by Lessee to Lessor hereunder are referred to collectively in this Lease as the "Aggregate Rentals." In the event that any Aggregate Rental is not received by Lessor within five (5) days after its due date, Lessee agrees to pay to Lessor, together with such Aggregate Rental, a per diem service charge on the amount of such unpaid Aggregate Rental at the prime interest rate established from time to time by the Bank.

         5. Net Lease. This Lease is a net lease. Subject to Sections 9(b) and 9(c) below, Lessee's obligation to pay the Aggregate Rentals shall be absolute and unconditional, and Lessee shall not be entitled to any abatement or reductions of, or set-offs against such Aggregate Rentals, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort or negligence of Lessor) of Lessee against Lessor or its affiliates under this Lease or otherwise. This Lease shall not terminate or the obligations of Lessee shall not be affected by reason of any defect or damage to, or loss of possession or use, or destruction of the Aircraft from whatsoever cause. It is the intention of the parties that the Aggregate Rentals shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

         6. Certain Covenants of Lessee. Lessee hereby covenants and agrees as follows:

                 (a) Furnishing of Information. Lessee shall furnish to Lessor quarterly (or more frequently as Lessor may request following an Event of Default) such information regarding


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Lessee's use, operation or maintenance of the Aircraft as Lessor may reasonably request. Further, during the lease Term, Lessee shall provide Lessor (i) quarterly, within thirty (30) days after the last day of each fiscal year quarter, unaudited financial statements of Lessee and (ii) annually, within ninety (90) days after the last day of each fiscal year of Lessee, audited financial statements of Lessee.

                 (b) Lawful Use. The Aircraft shall not be maintained, used, operated or stored in violation of any law or any rule, regulation or order of any government or governmental authority having jurisdiction (domestic or foreign), or in violation of any airworthiness certificate, license or registration relating to the Aircraft or its use, or in violation or breach of any representation or warranty made with respect to obtaining insurance on the Aircraft or any term or condition of such insurance policy. Aircraft operations shall be limited to operations allowed under Parts 91 and 121 of Title 14 of the Code of Federal Regulations

                 (c) Aircraft Location. The Aircraft shall not be operated or located in (i) any area excluded from coverage by the terms of insurance or (ii) any recognized or threatened area of hostilities, unless fully covered to Lessor's satisfaction by war risk insurance. The predominant use of the Aircraft will be within the United States.

                 (d) Base of the Aircraft. The Aircraft shall be principally based at the Primary Location (as defined in the Lease Schedule) and shall be there at all times when not in use, except as required in normal airline operations. Lessee may, upon at least 5 days prior written notice to Lessor, change the Primary Location to such other location specified in such notice; provided, however, in no event shall the Primary Location be outside of the continental United States.

                 (e) Federal Aviation Act Filings. Lessee shall, at its sole cost and expense, take all steps necessary to preserve and protect Lessor's U.S. Registration of the Aircraft under the Federal Aviation Act of 1958, as amended, and the rules and regulations promulgated thereunder.

                 (f) Aircraft Operation. Lessee will be in operational control of the Aircraft at all times during the term hereof, and subject to paragraph (m) below, shall not sell, transfer, assign, encumber or, except upon retaining operational control thereof (i.e., "wet"), sublet or part with possession of the Aircraft or any of its rights under this Lease and shall be solely responsible for its possession, use and operation. Lessee shall bear all operating costs including, but not limited to: the cost of fuel, pilots' salaries, expenses and employee benefits; handling and custom fees and related charges; hangar and storage


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charges; insurance premiums for all insurance coverage required by this Lease, and all fines, fees or penalties arising directly or indirectly out of this Lease or the Lessee's operation of the Aircraft.

                 (g) Aircraft Records. Lessee shall maintain all current Aircraft records as required by FAR 121.380, and at any time the Lessor shall take possession of the Aircraft due to default, the records will be redelivered in a legible and orderly fashion.

                 (h) Pilots. The Aircraft shall, at all times during the Lease Term, be operated by duly qualified, current, and rated (appropriate to the Aircraft) pilots employed, paid and/or contracted for by the Lessee, whose licenses are in good standing, who meet the requirements established and specified by the insurance policies required hereunder and by the FAA, and who have attended and successfully completed the approved Air South training course for this type of Aircraft.

                 (i) Alterations. Lessee shall not in any way alter or modify the Aircraft or Engines in such fashion as shall materially reduce the value of the Aircraft or Engines, except as specifically provided for in
Section 2(b) or required by Section 7, without the prior written consent of Lessor. All alterations, modifications, additions and improvements which are made shall become the property of Lessor and shall be subject to all the terms of this Lease.

                 (j) Identification. Lessee shall keep a legible copy of the Lease in its file and available to use as proof of ownership at all times.

                 (k) Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any liens on or with respect to (i) the Aircraft or any part thereof, (ii) the Lessor's title thereto or (iii) any interest of the Lessor therein, and Lessee shall promptly, at its own expense, take such action as may be necessary to promptly discharge any such lien, except (x) any which reflect the respective rights of the Lessor and the Lessee as herein provided, and (y) liens created solely by, through or under the Lessor.

                 (1) Taxes. Lessee shall not be responsible for (i) any taxes on, or measured by, the net income of Lessor or amounts in lieu of such taxes (including, without limitation, any taxes on, or measured by, any fees that Lessor may receive) or (ii) any taxes, or any penalties, fines or interest thereon, imposed solely as a result of the willful misconduct or gross negligence of Lessor. Lessee shall pay on behalf of and indemnify the Lessor for, and hold the Lessor harmless from and against, all other income, franchise, gross receipts, rental, sales, use,



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excise, personal property, ad valorem, value added, leasing, leasing use, stamp, landing, airport use or other taxes, levies, imposts, duties, charges, fees or withholdings of any nature, together with any penalties, fines or interest thereon ("Taxes") arising out of the transaction contemplated by this Lease and imposed against the Lessor, the Lessee or the Aircraft or any part thereof by the U.S. federal or any foreign government, any state, municipal or local subdivision, any agency or instrumentality thereof or other taxing authority upon or with respect to the Aircraft or any part thereof or upon the ownership, delivery, leasing, possession, use, operation, return, transfer or release thereof, or upon the rentals, receipts or earnings arising therefrom, or upon or with respect to this Lease. If a claim is made against Lessor for any Tax that is subject to indemnification hereunder, Lessor shall notify Lessee promptly of such claim in writing. In case any report or return is required to be made with respect to any Taxes, Lessee will make such report or return in such manner as will show the ownership of the Aircraft in Lessor and send a copy of such report or return to lessor. Lessor agrees to cooperate fully with Lessee in the preparation of any such report or return.

          (m) Other Agreements. Lessee shall during the Lease term, without limiting any of the terms and conditions of this Lease, operate and maintain the Aircraft and its engines in full compliance with the terms of the Air South approved maintenance program.

  7. Aircraft Maintenance. Except as otherwise provided in Section 9(c), during the Lease Term and until such time as the aircraft is returned to Lessor, Lessee agrees, at its own cost and expense (including payments from the Reserve Account), to keep the Aircraft at all times (a) in a fully operational, duly certified and airworthy condition and (b) maintained in accordance with Lessee's FAA-approved maintenance program (the "FAA Maintenance Program"). Without limiting the foregoing, Lessee, at its own cost and expense, shall maintain, inspect, service and test the aircraft and perform all repairs on the Aircraft (including, without limitation, its Airframe, Engines and other Equipment) in accordance with all maintenance manuals for the Aircraft from time to time issued by the Airframe Manufacturer, the Engine Manufacturer or any other manufacturer, all recommended service bulletins which might have a detrimental effect on the Aircraft airworthiness or safety of the Aircraft if not performed, and Aircraft modification kits issued, supplied or available in relation thereto by or through any such manufacturer, and all airworthiness alerts and airworthiness directives issued by the FAA or any other approved governmental agency having jurisdiction. All work required by this Section 7 shall be undertaken and completed only by properly trained, licensed and certified maintenance personnel. All replacement parts shall be of the type approved under, and airworthy in



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accordance with the standards established in, the FAA Maintenance Program and become the property of Lessor (free and clear of all liens and encumbrances) upon installation. All parts removed will become the property of the Lessee upon installation of the replacement part. The Lessee shall maintain, repair and overhaul each engine in a maintenance facility approved by the FAA. Lessee shall be entitled to the benefit of any warranties issued by or available from any manufacturer, vendor, subcontractor or supplier of the Aircraft, any engine or part. Lessee shall be entitled to collect and retain any amounts paid by such warranties. Lessor authorizes Lessee to pursue any claim under any warranty and agrees to render whatever assistance which may be required in perfecting such claims.

         8. Inspection. Lessor or its designee shall have the right, but not the duty, to inspect the Aircraft at any reasonable time and upon reasonable notice, at the Primary Location, in flight or wherever the Aircraft may then be located. Upon Lessor's request, Lessee shall advise Lessor of the Aircraft's location and, within a reasonable time and, provided there is no undue inconvenience and delay to Lessee, shall permit Lessor to examine all information, logs, documents and Lessee's records regarding or with respect to the Aircraft and its use, maintenance or condition. The expenses of in flight inspection shall be borne by Lessor.

9.       Loss or Damage.

                 (a) Risk of Loss. During the Lease Term and until such time as the Aircraft is returned to Lessor, Lessee hereby assumes and shall bear the entire risk of loss, theft, confiscation, damage to or destruction of the Aircraft from any cause whatsoever, and shall promptly notify Lessor thereof. Except as otherwise provided in Sections 9(b) or 9(c) below, this Lease shall not terminate and the obligations of Lessee shall not be affected by reason of any damage to or loss of the Aircraft.

                 (b) Casualty Occurrence. In the event of a Casualty Occurrence, Lessee shall be obligated to pay Lessor, on the next succeeding Rental Payment Date, an amount equal to the lesser of the Catastrophic Loss Value (defined in Section 9(c) below) or the amount of the all-risk Aircraft hull insurance referred to in Section 10 below (such amount is hereinafter referred to as the "Stipulated Loss Value") . Upon payment in full of the Stipulated Loss Value, the Aggregate Rentals for the Aircraft shall cease to accrue as of the date of such payment, the Lease Term shall terminate, and, except in the case of the loss, theft, confiscation or complete destruction of the Aircraft and subject to the rights of the insurer following payment of a settlement to request transfer of title and possession of the Aircraft, Lessee shall be entitled to recover possession of the Aircraft and obtain title thereto. As used herein, a "Casualty Occurrence"



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shall mean any of the following events with respect to the Aircraft: (i) loss of the Aircraft or the use thereof due to the destruction, damage beyond repair or rendition of the Aircraft permanently unfit for normal use for any reason whatsoever; (ii) any damage to the Aircraft (including, but not limited to, anything requiring the completion of an FAA 337 "Major Repair and Alteration Statement") which results in an insurance settlement with respect to the Aircraft on the basis of a total loss; (iii) the theft or disappearance of the Aircraft which shall have resulted in the loss of possession of the Aircraft by Lessee for a period of thirty (30) consecutive days or more (or for a shorter period ending on the date on which there is an insurance settlement for total loss on the basis of the theft or disappearance of the Aircraft; (iv) the condemnation, confiscation or seizure of, or the requisition of title to or use or possession of, the Aircraft, while under condemnation, confiscation, seizure or requisition, in any area excluded from coverage by any insurance policy in effect with resect to the Aircraft required by the provisions of Section 10 hereof; or (vi) any event other than a default where Lessee is obligated to pay Lessor the Stipulated Loss Value under this Lease. A Casualty Occurrence with respect to the Aircraft shall be deemed to have occurred if a Casualty Occurrence occurs with respect to the airframe of such Aircraft.

                 (c) Catastrophic Loss Value. In the event that the FAA, other governmental authority or manufacturer of the Aircraft, engine or component part issues an airworthiness directive or other order requiring changes to the Aircraft, engines or component parts which in Lessee's opinion render the use of the Aircraft uneconomic (a "Catastrophic Loss"), Lessee may terminate this Lease upon payment to the Lessor of an amount equal to the then present value of all future payments under this Lease (the "Catastrophic Loss Value"). The rate used to calculate the present value of the remaining lease payments at the time of Lease acceleration shall be the discounted compound interest rate used to amortize the initial investment of $1,375,000 over 60 months to generate an actual return of $1,987.505.

         10. Insurance. Lessee shall secure and maintain in effect at its own expense throughout the term hereof, and on Lessor's request shall provide Lessor with true, correct and complete copies of, insurance policies covering the Aircraft against a Casualty Occurrence and containing such provisions and with such companies as shall be satisfactory to Lessor. Without limiting the generality of the foregoing, Lessee shall maintain (i) $100,000,000.00 liability insurance covering bodily injuries, and property damage, (including resulting environmental damage in amounts not less than for any single occurrence, (ii) all-risk Aircraft hull insurance (including, without limitation, foreign object damage insurance) in an amount which is not less than


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$1,500,000.00 and in the event an engine should be removed from the Aircraft for any reason or purpose whatsoever, specific insurance coverage shall be obtained by Lessee to cover said engine to its replacement value, (iii) breach of warranty insurance, and (iv) confiscation and war risk insurance.
All insurance policies shall name the Lessor as owner of the Aircraft and as loss payee, shall (except with respect to insurance under the preceding clause(i)), name Lessor and its affiliates as additional assured with respect to insurance under the preceding clause (i), shall provide that any cancellation or substantial change in coverage shall not be effective as to any assured for thirty (30) days after receipt by such assured of written notice from such insurer(s) of such cancellation or change and shall contain an endorsement providing for payment by the insurer(s) to Lessor (or its affiliates, as the came may be) despite any misrepresentations or breach of warranty by Lessee or any other person (other than the assured receiving payment). Such insurance shall not be subject to any offset by any other insurance carried by Lessor, Lessee or any other assured. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to receive payment of and to execute and endorse all documents, checks or drafts on behalf of Lessee in connection with all policies of insurance in respect of the Aircraft (other than insurance under clause (i) of the second sentence of this paragraph). Lessor may, but shall have no obligation to, act as Lessee's attorney-in-fact to make proof of loss and claim on behalf of Lessee in connection with all policies of insurance in respect of the Aircraft. Any expense of adjusting or collecting insurance proceeds (other than insurance under clause (i) of the second sentence of this paragraph) shall be borne by Lessee. Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace the Aircraft or any part thereof or (ii) satisfy any obligation of Lessee to Lessor hereunder, except that in the event of a Casualty Occurrence, any insurance proceeds (other than for liability insurance) received by the Lessor with respect to the Aircraft shall be credited against Lessee's obligation to pay the Stipulated Loss Value under Sections 9(b) and 10 hereof (and such proceeds shall be used to reimburse Lessee if Lessee has already paid such Stipulated Loss Value in full to Lessor).

         11. Return.

                 (a) Location. Upon the termination or expiration of the Lease Term, Lessee shall return the Aircraft, in accordance with Section 11(b) below, at Miami International Airport, Florida, and all expenses for delivery and return of the Aircraft shall be borne by Lessee. In the event that Lessee fails for any reason whatsoever to return the Aircraft on or before twelve o'clock noon (Central Time) on the last day of the Lease Term, Lessor's damages shall include, but shall not be limited to, loss rentals at the rate of one-thirtieth (1/30th) of the Fixed

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

Rentals for each day (or portion thereof) that such return is delayed, together with applicable Engine Reserve.

                 (b) Return Condition. Upon return at Lessee's expense, except for compliance with FAR 36 noise regulations applicable to transport category aircraft, the Aircraft must satisfy all of the following conditions:

                             (i)  The Aircraft must be in airworthy and
serviceable condition, meet all of the applicable regulations of the FAA, and have a valid and continuing FAA certificate of airworthiness;

                             (ii) The Aircraft must be returned with all
equipment, parts, components, passenger service items and other accessories that were on or in the Aircraft when delivered to Lessee in a serviceable condition or with an equivalent or better replacement thereof, and with approximately the same hours/cycles since overhaul at lease inception.

                             (iii) The Aircraft must have completed the
next regular scheduled major airframe and engine inspection, except D-check (including, without limitation, the completion of any necessary repairs resulting therefrom), provided that the cost thereof shall be shared between Lessee and Lessor on prorata based on the number of flight hours elapsed since the last regularly scheduled airframe and engine inspection and the number of flight hours left until the next regularly scheduled major airframe and engine inspection if different from that at Lease inspection.

                             (iv) All exterior paint and interior components
(including, without limitation, paint, carpet, fabric and wood panelling) must be in the same good appearance as when the Aircraft was delivered to Lessee (reasonable wear and tear excepted), and any Lessee identification or logo in or on the Aircraft shall have been removed by Lessee;

                             (v)  The Aircraft must be returned with all and
complete originals of the logs (or if originals are not available, then any steps required by (or conditions to) use of new logs and new maintenance records as may be required under FAA rules and regulations shall be observed or complied with, including without limitation any engine and/or airframe rebuild under FAA rules and regulations. Manual, certificates, data, inspection, modification, and overhaul records, and all entries therein must be complete, correct and current, and in the case of any modifications made to, or supplement type certificates incorporated in, the Aircraft, all engineering documents and drawings therefore must also be returned; and



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                             (vi) The Aircraft shall undergo an inspection or
inspections or flight test or tests, as required in Lessor's discretion, up to two hours, resulting in the Lessor's determination that the Aircraft and all parts, components, systems and records comply with FAA standards at that date and meet all of the above conditions.

         If the Lessee does not return the Aircraft in accordance with the above condition, (i) Lessor may make (or cause to be made) any repairs reasonably necessary to restore the Aircraft to the required condition, (ii) Lessee shall reimburse Lessor, upon demand, for any cost, expenses and fees (including, without limitation, fees and expenses for repairs and lost rentals at the per diem rate of one-thirtieth (1/30th) of the Fixed Rentals) related to such restoration (including, without limitation, cost and expenses incurred as a result of actions pursuant to the parenthetical in clause (vii) above) and/or
(iii) Lessee shall compensate Lessor for the diminished value of the Aircraft resulting from Lessee's failure to return the Aircraft in such condition to Lessor's satisfaction.

         If the parties hereto cannot agree on the diminished value of the Aircraft mentioned in preceding clause (iii) above, said value shall be established by using the average of the diminished value determined by two appraisals (each party appointing one appraiser) if these are within five percent (5%) of the highest if not a third appraisal shall be done (the appraiser being appointed by the two preceding appraisers) and the average of the two closest appraisals shall be used.

       12. Expiration of Lease. So long as no Event of Default (or event which with notice and/or lapse of time would constitute an Event of Default) exists, Lessee shall have the option to purchase the Aircraft for the sum of $275,000.00 (which Lessor and Lessee agree represents the fair market value thereof) upon expiration of the Lease Term.

         13. Representations and Warranties of Lessee. Lessee represents and warrants to Lessor as follows:

                 (a) Due Organization. Lessee is and will continue to be a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation (as set forth hereinabove), is and will continue to be duly qualified to do business as a foreign corporation in good standing in each other jurisdiction where the conduct of this business requires it to be so qualified, is and will continue to be a "Citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act of 1958, as from time to time amended, and has and will continue to have the corporate power and authority to carry on its business and to enter into and perform its obligations under this Lease.

                 (b)      Due Authorization; Enforceability; No Violation.
This Lease has been duly authorized by all necessary corporate action on the part of Lessee, does not require any approval of the stockholders of Lessee, has been duly executed and delivered by Lessee, and constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms. The execution and delivery by Lessee of this lease, and the performance by Lessee of its obligations hereunder, will not be inconsistent with its charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to or binding on Lessee, do not and will not contravene any provisions of, or constitute a default or result in the creation of any lien (except Lessee's interest hereunder) under, any indenture, mortgage, contract or other instrument to which Lessee is a party or by which it is bound, and do not and will not require any approval or consent of any trustee or holders of indebtedness or obligations of Lessee, except such as have been duly obtained.

                 (c) Government Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of or by, any federal, state or local governmental authority or agency (including, without limitation, the FAA or any similar agency) is or will be required with respect to the execution, delivery and performance by Lessee of this lease or the consummation of any of the transactions by Lessee contemplated hereby, except for the approval referred to in Section 4(b)(v) hereof, or if any such approval, notice, registration or action is required, it has been duly given or obtained, except that as a condition to being able to operate the Aircraft, Lessee is required to, and shall, comply with Section 91.54(c) of Title 14 of the Code of Federal Regulations.

                 (d) Location of Chief Executive Offices. The chief executive office or chief place of business (as either such term is used in Article 9 of the Uniform Commercial Code) of Lessee is located at its address set forth hereinabove, and Lessee agrees to give Lessor prior written notice of any relocation of said executive office or chief place of business from its present location.

         14. Lessor's Disclaimer. LESSOR (AND ITS AFFILIATES) DO NOT MAKE, HAVE NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE AIRCRAFT LEASED HEREUNDER ANY IMPROVEMENTS THERETO OR ANY ENGINE OR COMPONENT THEREOF, INCLUDING WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE, EXCEPT AS SHALL HAVE BEEN EXPRESSLY ASSUME HEREIN. All such risks, as between Lessor (and its affiliates) and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor and its affiliates shall have no responsibility or liability to Lessee or any other person with respect to any of the following, regardless of any negligence of Lessor or its affiliates (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by the Aircraft, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of the Aircraft or any risks relating thereto, (iii) any interruption of service, loss of business or anticipated profits or consequential damages, or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of the Aircraft.

        15.      Indemnification

                 (a) General Indemnity. Lessee shall indemnify, defend and save harmless Lessor, its affiliates, successors and assigns, and their respective directors, officers and employees, from and against any and all losses, claims (including without limitations, claims involving strict or absolute liability in tort, damage, injury, death, liability and third party claims), suits, demands, costs and expenses of every nature (including, without limitation, reasonable attorneys' fees) arising directly or indirectly from or in connection with the possession, maintenance, condition, storage, use, operation or return operation of the Aircraft and Lessee shall, upon request of Lessor and at Lessee's sole cost and expense, defend Lessor from any actions based on or arising out of any of the foregoing.

                 (b) Survival. Lessee's obligations under this Section 15 shall survive termination of this Lease and shall remain in effect until all required indemnity payments have been made by Lessee to Lessor. All references to Lessor in this Section 14 include Lessor and the consolidated taxpayer group of which Lessor is a member.

        16. Lessee's Default. Each of the following events shall constitute an "Event of Default" hereunder (whatever the reason for such event of default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) Lessee shall fail to make payment of any Aggregate Rental within ten (10) days after the same shall become due; or

                 (b) Lessee shall breach any covenant, condition or agreement set forth in Section 6(b), Section 6(c), the first sentence of
Section 6(f), Section 6(m) or Section 10 or this Lease; or

              (c) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Lease or any agreement, document or certificate delivered by Lessee in connection herewith, and such failure shall continue for thirty (30) days after receipt of written notice thereof from Lessor to Lessee; or

               (d) Any representative or warranty made by Lessee in this Lease or any agreement, document or certificate delivered by the Lessee in connection herewith is or shall become incorrect in any material respect, and, if such a default is susceptible of being corrected, Lessee fails to correct such default within thirty (30) days of a written notice of Lessor requested correct of same; or

               (e) Lessee shall become insolvent or cease to do business as a going concern; or

               (f) Lessee makes an assignment for the benefit of creditors, or if a petition is filed by or against Lessee under any bankruptcy or insolvency law; or


               (g) If a receiver is appointed for Lessee or any of Lessee's property.

          17. Lessor's Remedies.

               (a) Remedies. Upon the occurrence of any Event of Default Lessor may, at its option exercise any or all remedies available at law or in equity, including, without limitation, any or all of the following remedies, as Lessor in its sole discretion shall elect:

                       (i) By notice in writing terminate this Lease, whereupon all rights of the Lessee to the use of the Aircraft or any part thereof shall absolutely cease and terminate but Lessee shall remain liable as hereinafter provided; and thereupon Lessee, if so requested by the Lessor, shall at its expense promptly return the Aircraft as required by Section 11 hereof or Lessor, at its option, may, with or without legal process, enter upon the premises where the Aircraft may be located and take immediately possession of and remove the same (together with any engine which is not an Engine but which is installed on the Airframe, which engine shall, at Lessor's option and Lessee's expense, be exchanged for an Engine). Lessee specifically authorizes Lessor's entry upon any premises where the Aircraft may be located for the purpose of, and waives any cause of action it may have arising from a peaceful retaking of the Aircraft. Lessee shall without further demand, pay the total accrued and unpaid amounts due hereunder; or

                        (ii) Perform or cause to be performed any obligation, covenant or agreement of Lessee hereunder. Lessee agrees to pay all costs and expenses incurred by Lessor for such performance as additional Aggregate Rental hereunder and acknowledges that such performance by Lessor shall not be deemed to cure said Event of Default.

                 (b) Costs and Attorneys' Fees. Lessee shall be liable for all costs, charges and expenses, including reasonable legal fees and disbursements, incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of lessor's remedies with respect thereto.

                 (c) Nonexclusive. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. Lessor shall not be deemed to have waived any breach, Event of Default or right hereunder unless the same is acknowledged in writing by a dully authorized representative of Lessor. No waiver by Lessor of any default or Event of Default hereunder shall in any way be, or be construed to bed, a waiver of any future or subsequent default or Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided herein.

         18. Lessor's Assignment. Lessee may not assign or pledge any or all of its rights in this Lease or the Aircraft without notice to and the prior written consent of the Lessor. It is understood that Lessor may assign or pledge any or all of its rights in this Lease or the Aircraft without notice to or the consent of Lessee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claims or counterclaim which Lessee has or may at any time have against lessor for whatsoever reason.

         19. Notices. Unless specifically provided to the contrary herein all notices permitted or required by this Lease shall be in writing and shall be deemed given when sent by registered or certified mail, return receipt requested, postage prepaid or by facsimile transmission, to the address set forth hereinbelow, or such other address as may hereafter be designated by the addressee in a written notice to the other party.

         20. Entire Agreement. The terms and conditions of this Lease constitute the entire agreement between the parties as to the subject matter hereof and supersede all prior written and oral negotiations, representations and agreements, if any,

      21. Modification of Agreement. No change or modification hereto or waiver of any term or condition hereof shall be effective unless the change or modification is in writing and signed by the party to be changed.

       22.       Tina of the Essence.  Time is of the essence in this Lease,

       23. Headings, The headings of Sections and subsections of this lease are included for convenience only and shall not be used in its construction or interpretation.

       24,       Governing Law.  The parties hereto acknowledge that this Lease shall be governed by and construed in all respects in accordance with the substantive laws of the State of Iowa (without regard to its choice of law rules.)

       25. True Lease. It is the intent of the parties to this Lease that it will be a true lease and not a "conditional sale" and that the Lessor shall be the owner of the Aircraft for all purposes hereof, including all federal, state, local and other taxes.

       IN WITNESS WHEREOF, the parties hereto have each caused this Lease to be duly executed as of the year and day first above written. THIS AGREEMENT SHALL NOT' BE EFFECTIVE UNTIL EXECUTED ON BEHALF OF EACH PARTY.

LESSOR:                            LESSEE:

MIMI LEASING CORP.                 AIR SOUTH INC.


BY: /s/ Robert Wahlert            By: /s/Patrick O'Shea
   -----------------------            -----------------------------

Title:  President                  Title:  President and Chief
                                         --------------------------
                                           Executive Officer

Address:  600 Sunset Ridge         Address: P.O. Box 11129
      Dubuque, Iowa 52003               Columbia, South Carolina 29211

Facsimile No. 319-588-5317         Facsimile No. 803-771-9067

Attn: Robert H. Wahlert            Attn:  Patrick O'Shea

                                   SCHEDULE 1

                                 LEASE SCHEDULE
                            TO AIRCRAFT LEASE NO. 2
                          DATED AS OF OCTOBER 31, 1994

Name of Lessee: Air South, Inc.

Aircraft:    Shall include, without limitation, the Airframe,
Engines, and Avionics more particularly described hereinbelow.


Airframe                      Engine(s)
--------                      --------
Type: Jet Transport           Type: Two (2) Jet Engines

Manufacturer: Boeing          Manufacturer: Pratt & Whitney

Model Number: 737-247         Model Number: JT8D-9A (both)

Serial Number: 19612          Serial Numbers: P674191, P674214

"N" Number: N4515W            Total Hours: See Annex A

                              Hours since last major overhaul
                                       or
                              Hot Section: See Annex A
                              Horse Power: Each Engine is 750 or
                              more rated takeoff horsepower or
                              its equivalent.

                              APU  Garrett (S/N P34641)





Accessories and Equipment Avionics

See Annex A hereto

Type of Aircraft:     Jet Transport

Lease Term: Sixty (60) months from the Delivery Date

Scheduled Delivery Date:         Not Later Than November 30, 1994

Delivery Site:

Fixed Rental: $28,648.33 ea. months 1 and 2
              $63,020.83 ea. months 3-12
              $27,083.33 ea. months 13-60 and during renewal term

                                AMENDMENT NO. 1
                            TO AIRCRAFT LEASE NO. 1
                          DATED AS OF OCTOBER 31, 1994
                            BETWEEN AIR SOUTH, INC.
                             AND MIMI LEASING CORP.

                 THIS AMENDMENT NO. 1 TO AIRCRAFT LEASE NO. 1 (this
"Amendment") is made as of the 25th day of April, 1995 by and between Air South, Inc., an Illinois corporation having its principal offices located at 1800 St. Julian Place, Columbia, South Carolina, U.S.A. 29204 ("Lessee"), and Mimi Leasing Corp., an Iowa corporation having offices at 600 Sunset Ridge, Dubuque, Iowa 52003 ("Lessor").

                                        WITNESSETH:

                 WHEREAS, Lessor and Lessee are parties to an Aircraft Lease No. 1 dated as of October 31, 1994 (the "Lease") pursuant to which Lessor is leasing to Lessee a certain Boeing 737, S/N 19607, N4510W; and

                 WHEREAS, Lessor and Lessee are also parties to an Aircraft Lease No. 2 dated as of October 31, 1994 (the "Related Lease") pursuant to which Lessor is leasing to Lessee a certain Boeing 737, S/N 19612, N4515W; and

                 WHEREAS, Lessee has requested that Lessor provide funds to pay for additional improvements and/or repairs to aircraft leased to Lessee under the Lease and to consent to exchanging and/or leasing certain engines for use on the aircraft leased to Lessee under the Lease and the Related Lease; and

                 WHEREAS, subject to the terms and conditions set forth in this Amendment, including the parties making certain modifications to the Lease and the Related Lease, Lessor is willing to advance certain additional sums to pay for improvements and/or repairs described herein; and

                 WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease.

                 NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual premises, covenants and agreements of Lessor and Lessee herein contained, the parties hereto agree as follows:

                 1. Amendment to Lease. The Lease is hereby amended as follows:

                        (a)     By deleting the existing recitals in
their entirety and substituting the following recitals in lieu thereof:

                WHEREAS, Lessor is willing to acquire on behalf of and to lease to Lessee the Boeing 737 S/N 19607 (the "Aircraft") more particularly described on Schedule 1 hereto (the "Lease Schedule"); and

                WHEREAS, Lessor is further willing to acquire on behalf of and to lease to Lessee the Boeing 737 S/N 19612 (the "Related Aircraft") more particularly described on Schedule 1 to Aircraft Lease No. 2 dated of even date herewith between Lessor and Lessee (the "Related Lease"); and

                WHEREAS, Lessee has agreed to lease the Aircraft and the
            Related Aircraft pursuant to the terms of the Lease and the Related Lease.

        (b)      By adding a new Section 2(c) to read as follows:

                 (c) Lessor and Lessee further agree that, on or after March 10, 1995:

                                (i)    Lessee may, at its sole expense,
                 contract with Lessee's third party engine repair facility to make such checks, repairs and/or overhauls as may be necessary for the engines on the Aircraft and/or the Related Aircraft; and

                        (ii) Lessee may, at its option and sole expense, install on the Related Aircraft, either temporarily or for the balance of the Lease Term, one of the engines currently installed on the Aircraft; and

                        (iii) Lessee may, at its option, rent or lease on a daily or monthly basis one (1) or more engines (a "rental engine") for installation on and use in the operation of the Aircraft, provided that Lessee shall be solely responsible for all payments, liabilities and/or other obligations arising out of Lessee's rental and/or use of such rental engine(s) and Lessor shall have no responsibility for any such payments, liabilities or obligations in respect of any rental engine; and

                        (iv) Lessor agrees to pay to, or for the benefit of, AAR Corporation, in payment of the open invoices for improvements and/or repairs to the Aircraft described in Exhibit E hereto, up to a maximum of $570,000, provided that Lessee pays to AAR Corporation and/or other third parties any additional sums as may be necessary to place the Aircraft in service on or before April 30, 1995; and

                        (v) Lessee hereby agrees that execution and delivery hereof shall, without further action, irrevocably constitute Lessee's acceptance of, and Lessor shall have no further responsibility for, nor shall Lessor make any representation or warranty to Lessee in respect of, any other improvements and/or repairs in respect of the Aircraft and/or its engines.

                 (c) By deleting Section 4(b) in its entirety and substituting the following therefor:

                 (b) Reserve Payments. In addition to the Fixed Rentals, Lessee shall maintain and make payments monthly into an Engine Maintenance and Auxiliary Power Unit ("APU") reserve account (the "Reserve Account") established and owned by Lessor, at Bank, to be used to cover the cost of maintaining and repairing the Engines and APU in accordance with the following:

                         (i) Within ten (10) days after the end of each month during the Lease Term, Lessee shall compute the flight hours and cycles accumulated on the Aircraft's engines and APU during the immediately preceding month and shall prepare and send to Lessor a report in the form of Exhibit D, showing such accumulated flight hours and cycles, together with evidence of Lessee's payment into the Reserve Account of an amount equal to [A] $50.00 per flight hour or cycle, whichever is greater, accumulated on each engine during such month and [B] $10.00 per flight hour or cycle, whichever is greater, accumulated on the APU during such month, as shown on such report (each, a "Reserve Payment"), up to a maximum of $400,000 per engine and $800,000 in the aggregate held by Lessor at any one time during the Lease Term; provided, however, that Lessee shall not be required to make payments into the Reserve Account for flight hours or cycles accumulated in respect of any rental engine if, but only if, Lessee makes prompt and final payments to such lessor of all amounts owing to such lessor in respect of such rental engine(s);

                        (ii) During the Lease Term, Bank shall make payments from the Reserve Account upon receipt of the written signature of Lessor only;

                        (iii) Upon Lessee's submission of a valid invoice and proper documentation of work accomplished, Lessor agrees to approve (such approval not to be unreasonably withheld) release of funds from the Reserve Account, up to the aggregate amount contained therein, to pay such invoice associated with maintaining the Aircraft's Engines and APU or their then current replacements (but not in maintaining any rental engine(s)) in accordance with terms of this Lease, but shall have no other obligation to maintain, inspect, service, test and/or repair any engines and/or the Aircraft during the Lease Term, and any balance remaining in the Reserve Account at the expiration of the Lease Term (as extended pursuant to Section 3(b) hereof) or any earlier termination thereof shall be retained and/or distributed in accordance with the terms of
                 Section 4(b)(v) below;

                        (iv) Lessor agrees to approve or reject Lessee's requests for payments to third party vendors from the Reserve Account referred to in Section 4(b)(ii) within two (2) business days of receipt by Lessor of Lessee's written request therefor; and

                        (v) Upon the expiration of the Lease Term (as extended pursuant to Section 3(b) hereof) or any earlier termination thereof, any balance remaining in the Reserve Account shall be retained and/or distributed as follows:

                          [A] To Lessor, in its entirety, if (1) Lessee fails to
                        purchase the Aircraft pursuant to and in accordance with the terms of

                       Section 12 below or (2) the termination of the Lease occurs following the occurrence of an Event of Default; or

                           [B] Eighty percent (80%) of such remaining balance to
                       Lessee and twenty percent (20%) of such remaining balance to Lessor, if Lessee purchases the Aircraft pursuant to and in accordance with the terms of Section 12 below at a time when no rental engine is installed on either the Aircraft or the Related Aircraft.

                        (vi) The Bank may, in its discretion, take a security interest in the Reserve Account, and Lessee agrees to cooperate in executing such security agreement and U.C.C.-1 financing statements as shall be necessary to perfect such security interest and use its best efforts to secure the consent of the County of Lexington under its Loan Agreement with Lessee to the grant by Lessor of such security interest.

                 (d)      By adding a new Section 4(d) as follows:

                        (d) Additional Consideration. In exchange for the funds to be provided by Lessor to AAR Corporation pursuant to new Section 2(c)(iv) below, Lessee shall issue to Lessor or its assigns a warrant to purchase common stock of Lessee as follows:

                                  (i) If Lessor advances additional funds to Lessee of up to but not exceeding $250,000, Lessee shall issue a warrant to purchase 100,000 shares;

                                  (ii)  If Lessor advances additional funds to
                       Lessee of $250,001 up to but not exceeding $570,000, Lessee shall issue a warrant to purchase a total of 200,000 shares; and

                        (iii) If Lessor advances additional funds in excess of $570,000, Lessee shall issue a warrant to purchase a total of 400,000 shares.

                 "Warrant" shall mean a warrant to purchase Lessee's common stock at $1.00 per share, substantially on the terms and in the form of the Warrant issued by Lessee dated October 31, 1994; provided that the anti-dilution provision of the Warrant shall not apply to stock issued pursuant to the $1,500,000 employee and shareholder stock offerings currently being finalized by Lessee.

                 (e) By deleting the second sentence of Section 6(a) in its entirety and substituting the following in lieu thereof:

                 Further, during the Lease Term, Lessee shall provide
                 Lessor (i) monthly, within ten (10) days after the last day of each month, unaudited financial statements of Lessee for such month and for such year to date, (ii) quarterly, within thirty
                 (30) days after the last day of each fiscal year quarter, unaudited financial statements of Lessee for such quarter and such fiscal year to date, and (iii) annually, within ninety
                 (90) days after the last day of each fiscal year of Lessee, audited financial statements of Lessee for such fiscal year.

                 (f)    By adding a new Section 6(n) as follows:

                        (n) Not later than April 28, 1995, Lessee shall, at its expense, obtain an appraisal of the Aircraft, in form and substance satisfactory to Lessor, from Morton Beyer Associates (the "Appraisal").

                        (g) By deleting the second sentence of Section 10 and substituting the following in lieu thereof:

                 Without limiting the generality of the foregoing, Lessee shall maintain (i) $100,000,000.00 liability insurance covering bodily injuries (including death) and property damage (including resulting environmental damage) in amounts not less than for any single occurrence, (ii) all-risk Aircraft hull insurance with a deductible or similar retention not to exceed $100,000 per occurrence (including, without limitation, foreign object damage insurance with a deductible or similar retention not to exceed $100,000 per engine per occurrence) in an amount which is not less than the greater of [A] the appraised value of the Aircraft set forth in the Appraisal or [B] the aggregate of all sums paid by Lessor to acquire, improve and/or repair the Aircraft pursuant to Section 2 of this Lease, and in the event an engine should be removed from the Aircraft for any reason or purpose whatsoever, specific insurance coverage shall be obtained by Lessee to cover said engine to its replacement value, (iii) breach of warranty insurance, and (iv) confiscation and war risk insurance.

                 (h) By adding a new Subsection 16(h) to read as follows:

                        (h) Lessee shall fail to make payment of any rental or breach any covenant, condition or agreement contained in the Related Lease, and such failure shall continue beyond the applicable cure period set forth in the Related Lease.

                          (i)     Schedule 1 to the Lease shall be deleted in
its entirety and Schedule 1 to this Amendment shall be substituted in lieu thereof.
                          (j)     Exhibit D to the Lease shall be deleted in
its entirety and Exhibit D to this Amendment shall be substituted in lieu thereof.

                          (k)     A new Exhibit E, in the form attached as
Exhibit E to this Amendment, shall be attached to and incorporated into and made a part of the Lease.

                 2. Representations and Warranties of Lessee. In order to induce Lessor to enter into this Amendment, Lessee represents and warrants to Lessor as follows:

                          (a)     Due Organization.  Lessee is and will
continue to be a corporation duly organized and validly existing in good standing under the laws of Illinois, is and will continue to be duly qualified to do business as a foreign corporation in good standing in South Carolina and in each other jurisdiction where the conduct of its business requires it to be so qualified, is and will continue to be a "Citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act of 1958, as from time to time amended, and has and will continue to have the corporate power and authority to carry on its business and to enter into and perform its obligations under the Lease and this Amendment.

                          (b)     Due Authorization; Enforceability; No
Violation. The form, terms and provisions and the execution and delivery by Lessee of this Amendment and the issuance to Lessor of a warrant to purchase at $1.00 per share that number of shares of common stock of Lessee as set forth in
Section 1(d) of this Amendment adding Section 4(d) to the Lease (the "Warrant") have each been duly authorized by all necessary corporate action on the part of Lessee, do not require any approval of the shareholders of Lessee, and constitute the legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with their respective terms. The execution and delivery by Lessee of this Amendment, the performance by Lessee of its obligations hereunder, and the issuance to Lessor of the Warrants does not violate or will not contravene any provision of Lessee's charter or by-laws, does not and will not contravene any law, governmental rule or regulation, judgment or order applicable to or binding on Lessee, does not and will not contravene any provisions of, or constitute a default or result in the creation of any lien under, any indenture, mortgage, contract or other instrument to which Lessee is a party or by which it is bound, and does not and will not require any approval or consent of any trustee or holders of indebtedness or obligations of Lessee, except such as have been duly obtained.

                 3. Conditions to Effectiveness of Amendment. This Amendment shall be effective as of the date first above written, but only subject to and conditioned upon the prior delivery to the Lessor of each of the following:

                          (a)     An original of this Amendment which has been
duly executed by Lessor and Lessee;

                          (b)     Original copies of Lessee's insurance
policies on or pertaining to the Aircraft, which policies evidence Lessee's compliance with each of the terms of Section 10 of the Lease (including, but not limited to, reduction of the deductible or similar retention on foreign object damage coverage to an amount not to exceed $100,000 per engine per occurrence);

                          (c)     The Warrant shall have been issued to Lessor
and/or its designee, substantially in the form of the warrant issued to Lessor in connection with the execution and delivery of the Lease; and

                          (d)     Certified copies of corporate resolutions of
Lessee, duly authorizing the form, terms and provisions and the execution and delivery of this Amendment and issuance of the Warrants.

                 4. Lease In Full Force. Except as expressly modified herein/ the provisions of the Lease shall remain in full force and effect, and are hereby ratified and confirmed in all respects.

                 IN WITNESS WHEREOF the parties have executed this Amendment as of the day and year first above written.

                                AIR SOUTH, INC.


                                By  /s/
                                  ------------------------------

                                Title  VP Airline OPS
                                     ---------------------------




                                MIMI LEASING CORP.

                                By  /s/
                                  ------------------------------

                                Title  Pres. & Treas
                                     ---------------------------

                               AMENDED SCHEDULE 1

                                 LEASE SCHEDULE
                            TO AIRCRAFT LEASE NO. 1
                          DATED AS OF OCTOBER 31, 1994

Name of Lessee: Air South, Inc.

Aircraft:        Shall include, without limitation, the Airframe, Engines, and
Avionics more particularly described hereinbelow.


Airframe                      Engine(s)

Type: - Jet Transport         Type: Two (2) Jet Engines

Manufacturer: Boeing          Manufacturer: Pratt & Whitney

Model Number: 737-247         Model Number: JT8D-9A (both)

Serial Number: 19607          Serial Numbers: P674289, P674165B

"N" Number: N4510W            Total Hours: See Annex A

                              Hours since last major overhaul
                                       or
                              Hot Section: See Annex A
                              Horse Power: Each Engine is 750 or more
                              rated takeoff horsepower or
                              its equivalent.

                              APU   Garrett (S/N P40178)

Accessories and Equipment Avionics

See Annex A hereto

Type of Aircraft:       Jet Transport

Lease Term: Sixty (60) months from the Delivery Date

Scheduled Delivery Date:           Not  Later Than November 30, 1994

Delivery Site:

Fixed Rental:   $28,648.33 ea. months 1 and 2
                $63,020.83 ea. months 3-6
                $77,106.79 ea. months 7-12
                $41,169.29 ea. months 13-18
                $31,255.11 ea. months 19-60 and during renewal term

                          An additional $7,640.50 is due with the rental for month 60 covering the period October 30, 1999-November 8, 1999 (because month 1 rental was prorated due to November 8, 1994 delivery date).

                               AMENDED EXHIBIT E
                                       TO
                              AIRCRAFT LEASE NO. 1
                          DATED AS OF OCTOBER 31, 1994



     INVOICE No.                     AMOUNT $                         A/C NO.
     ----------                      --------                         -------
     19003155                        56,961.40                        4510
     19003155-1                       2,698.98                        4510
     19003156                       245,406.60                        4510
     19003156-1                      11,446.40                        4510
     19003156-2                      61,856.57                        4510
     19003156-3                      23,956.75                        4510
     19003159                        42,175.00                        4510
     19003164                        69,681.23                        4510
     19003165                         6,438.32                        4510
     19003166                        20,809.08                        4510
     19003166-1                      54,775.51                        4510
     19003166-2                       7,499.42                        4510

     TOTAL                         $603,705.24

     INVOICE NO.                    AMOUNT $                          A/C N0.
     ----------                     --------                          ------
     19003157                        61,334.94                        4515
     10003157-1                       2,235.57                        4515
     19003158                       182,062.49                        4515
     19003158-1                      20,816.86                        4515
     15003158-2                      61,175.56                        4515
     19003158-3                      16,806.31                        4515
     19003160                        42,175.00                        4515
     18003161                        33,610.69                        4615
     10003162                        36,328.05                        4515
     19003163                        21,005.57                        4515
     19003163-1                      41,750.71                        4615
     19003163-2                       6,714.98                        4515
     19005462                        37,355.11                        4515

     TOTAL                         $583.371.84

     Paid by ASI                    465,759.89

     BALANCE                       $ 97,611.95


     TOTAL BALANCE DUE AAR         $701,317.19



                                     - 14 -